SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-50191	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) Effective July 6, 2018, Richard Bachman resigned his position as President and CEO with the registrant. Mr. Bachman’s decision to resign his position was not caused by a disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

(2) Included with this filing on Form 8-K as an exhibit is the resignation letter from Mr. Bachman, and his attestation that the registrant provided to him, prior to this filing with the Commission, a copy of this Form 8-K and the disclosures made therein, and that he agrees with the statements made by the registrant in response to Item 5.02.

(3) Effective July 6, 2018, Richard Bachman accepted the position of Chief Geological Officer of the registrant.

(4) Effective July 6, 2018, Gerald Aberle assumed the position of President and Chief Executive Officer of the registrant in addition to his position of Chief Operating Officer.

Section 9 - Financial Statements and Exhibits Item

9.01 Financial Statements and Exhibits.

EX - 17.1  Resignation Letter of Richard Bachman, dated and effective July 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.

                       (Registrant)

Date July 6, 2018

By /s/ Gerald Aberle

Gerald Aberle, VICE PRESIDENT